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                                                                   EXHIBIT 10.18

                         LIQUIDMETAL TECHNOLOGIES, INC.
                        25800 COMMERCENTRE DR., SUITE 100
                          LAKE FOREST, CALIFORNIA 92630

                                February 26, 2004

Mr. Brian McDougall
10203 Talbot Place
Tampa, FL 33626

                           Re: Amendment of Stock Option Agreements

Dear Mr. McDougall:

         This letter agreement sets forth the terms upon which Liquidmetal Technologies, Inc. (the "Company") has agreed to amend certain stock option agreements between you and the Company. Effective as of the date of this letter and notwithstanding the termination of your employment with the Company, the Company has agreed that those options previously granted to you under the Company's 1996 Stock Option Plan and 2002 Equity Incentive Plan (the "Plans") that would have been exercisable at any time from the date hereof until two years from the date hereof (February 26, 2006) will continue to be exercisable by you or your estate as if you had by employed by the Company on an uninterrupted basis at all times during such two-year period. Specifically, the following stock options shall be subject to the two-year extension described in the preceding sentence:

                                                                          NUMBER OF
                                                         NUMBER OF      STOCK OPTIONS
                      DATE OF STOCK                    STOCK OPTIONS     INCLUDED IN
                         OPTION                         INCLUDED IN        TWO-YEAR
PLAN                    AGREEMENT     EXERCISE PRICE   ORIGINAL GRANT     EXTENSION
----                  -------------   --------------   --------------   --------------
1996 Stock Option     May 21, 2001    $         4.65          161,291         129,032
Plan

2002 Equity           November 17,
Incentive Plan        2003            $         2.49          300,000         200,000

2002 Equity           November 17,
Incentive Plan        2003            $         2.49          200,000          80,000

Notwithstanding the foregoing, the options for which you will have an extended exercise period, as set forth above, shall in all other respects continue to be subject to the terms and conditions of the Plans and the applicable stock option agreements (including conditions and restrictions on exercise and vesting).

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         If you are in agreement with the terms, conditions, and restrictions of this letter agreement, please sign below to indicate your assent. Upon your signature, this letter agreement shall be deemed to be an amended to the above-referenced stock option agreements.

                                     Sincerely,

                                     /s/  David Binnie
                                     -------------------------------------------
                                     David Binnie, Senior Vice President of
                                           Administration

Acknowledged and Agreed as of
the 26th day of February, 2004.

Signature: /s/ Brian McDougall
          ----------------------------
               R. Brian McDougall, individually

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